Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 002-93601 on Form N-1A of our reports dated September 11, 2026, relating to the consolidated financial statements and consolidated financial highlights of Fidelity OTC Portfolio and Fidelity OTC K6 Portfolio, our report dated September 14, 2026, relating to the financial statements and financial highlights of Fidelity Series Small Cap Opportunities Fund, our report dated September 15, 2026 relating to the consolidated financial statements and consolidated financial highlights Fidelity Blue Chip Growth K6 Fund, our reports dated September 16, 2026 relating to the consolidated financial statements and consolidated financial highlights Fidelity Blue Chip Growth Fund and Fidelity Series Blue Chip Growth Fund, and our reports dated September 17, 2026 relating to the financial statements and financial highlights of Fidelity Real Estate Income Fund, Fidelity Series Real Estate Income Fund and Fidelity SAI Real Estate Income Fund,  appearing on Form N-CSR of Fidelity Securities Fund for the year ended July 31, 2026, and to the references to us under the headings “Financial Highlights” or “Consolidated Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” or “Independent Registered Public Accounting Firms” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
September 21, 2026